FEE TABLES FOR FORMS

F-1, F-3, F-4

S-1, S-3, S-4 and S-11

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Phillips Edison & Company, Inc.

Phillips Edison grocery Center Operating Partnership I, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Phillips Edison & Company, Inc. Common Stock	(4)	(1)(2)	(1)(2)	(1)(2)(3)	(4)	(4)

	Equity	Phillips Edison & Company, Inc. Preferred Stock	(4)	(1)(2)	(1)(2)	(1)(2)(3)	(4)	(4)

	Debt	Phillips Edison & Company, Inc. Debt Securities	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

	Other	Phillips Edison & Company, Inc. Depositary Shares	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

	Other	Phillips Edison & Company, Inc. Warrants (5)	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

	Other	Phillips Edison & Company, Inc. Rights	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

	Other	Phillips Edison & Company, Inc. Units (6)	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

	Other	Phillips Edison & Company, Inc. Guarantees of Debt Securities (7)	n/a	(8)	n/a	n/a	(7)	(7)

	Debt	Phillips Edison Grocery Center Operating Partnership I, L.P. Debt Securities (7)	(4)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities		Phillips Edison & Company, Inc. Debt Securities, Phillips Edison Grocery Center Operating Partnership I, L.P., Debt Securities	Rule 457(p)	(2)	(2)	(2)			S-3	333-259059 and 333-259059-01	September 20, 2021	$70,915

	Total Offering Amounts					(2)		(2)

	Total Fees Previously Paid							$70,915

	Total Fee Offsets							$70,915

	Net Fee Due							—

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)

An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)	Includes rights to acquire common stock or preferred stock of Phillips Edison & Company, Inc. under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the entire registration fee, except for $70,915 of unutilized fees that were previously paid in connection with the registration statement on Form S-3 (Registration Nos. 333-259059 and 333-259059-01) filed by Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P. on August 25, 2021. Such registration statement has been terminated in connection with the filing of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, these unutilized fees will be applied to the fees payable pursuant to this Registration Statement.

(5)	The warrants covered by this Registration Statement may be preferred share warrants, common share warrants or depositary share warrants.
(6)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(7)

Phillips Edison & Company, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on any debt securities offered by Phillips Edison Grocery Center Operating Partnership I, L.P. offered pursuant to this Registration Statement.

(8)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date